UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2009

Attitude Drinks Incorporated

(Exact name of registrant as specified in its charter)

Delaware	(000-52904)	65-0109088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

10415 Riverside Drive # 101, Palm Beach Gardens, Florida 33410-4237

(Address of principal executive offices) (Zip Code)

Telephone number: (561) 799-5053

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

As previously reported, on January 27, 2009, Attitude Drinks Incorporated, a Delaware company (the “Company”) entered into a subscription agreement with two subscribers where it issued and sold an aggregate of $120,000 in convertible promissory notes and Class A warrants to purchase an aggregate of 2,400,000 shares of common stock of the Company. On February 17, 2009, one of the subscribers increased its investment by an additional $50,000, and the Company increased the principal amount of the convertible notes by $60,000. As a result, an aggregate of $180,000 in convertible notes were issued under the January 27, 2009 financing.  Further, the Company issued an additional Class A warrant to purchase 1,200,000 shares of common stock at an exercise price of $0.05 per share, exercisable over five years. A copy of Allonge No. 1 to Secured Note issued January 27, 2009 is attached to this report as Exhibit 10.1.

On March 30, 2009, the Company closed on a financing under a Subscription Agreement (the “Agreement”) with two subscribers, whereby in exchange for $180,000 (an original issue discount of 10% of the principal amount of the notes), the Company issued and sold an aggregate of $200,000 in secured convertible notes and Class A Common Stock Purchase Warrants representing the right to purchase an aggregate of 8,333,334 shares of the Company’s common stock at a per share price of $0.05, subject to adjustment as set forth in the warrants. The Class A Warrants are exercisable until five years after the issue date.

The notes accrue interest at annual rate of 12% payable on the maturity date of the note. The maturity date is December 30, 2009, if not retired sooner. The notes are convertible into common stock of the Company any time after issuance at a fixed conversion price of $0.05 (subject to adjustment as set forth in the notes). The holder is not entitled to convert the note, if the number of shares of the Company’s common stock beneficially owned by the holder and its affiliates, including shares to be issued upon conversion of the note, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the Company’s outstanding common stock on that date. This restriction may be waived, in whole or in part, upon sixty-one days prior notice from the holder to increase the percentage up to 9.99% but not in excess of 9.99%.  The notes and warrants contain most favored nations and anti-dilution provisions.

The obligations under the Agreement are secured by a security interest in the Company’s assets along with certain lenders in the Company’s October 23, 2007 financing under a Security Agreement and Collateral Agent Agreement, as amended. On or before May 30, 2009, the Company is required to reserve for issuance 150% of the required number of shares underlying the notes and warrants. The subscribers also hold convertible notes and warrants in the Company from previous subscription agreements with the Company.

The foregoing summary of the Agreement, notes and warrants is not complete and is qualified in its entirety by reference to the actual agreements, which are attached hereto as Exhibits 10.2-10.4 and incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities

As previously reported, on January 27, 2009, the Company entered into a Second Modification, Waiver and Consent Agreement where certain noteholders agreed to extend debt obligations due December 31, 2008 to July 1, 2009 and consented to the issuance of additional notes payable. As consideration for entering into the Second Modification, Waiver and Consent Agreement and waiving certain events of default, on February 23, 2009, the Company issued 2,800,000 shares of common stock to Momona Capital LLC and 700,000 shares of common stock to Whalehaven Capital. The shares were valued at $0.05 per share.

As set forth in Item 1.01 of this Form 8-K, on February 17, 2009, one of the subscribers to the January 27, 2009 financing increased its investment by an additional $50,000, and the Company increased the principal amount of the convertible notes by $60,000. As a result, an aggregate of $180,000 in convertible notes were issued in the January 27, 2009 financing.  Further, the Company issued an additional Class A warrant to purchase 1,200,000 shares of common stock at an exercise price of $0.05 per share, exercisable over five years.

As set forth in Item 1.01 of this Form 8-K, on March 30, 2009, the Company issued to two investors secured convertible notes in the aggregate principal amount of $200,000 for the purchase price of $180,000 and two Class A warrants representing the right to purchase up to 4,166,667 shares of the Company’s common stock at a per share price of $0.05, subject to adjustment as set forth in the warrants.

These securities were issued in reliance upon an exemption from registration afforded by the provisions of Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended. Each investor was an accredited investor, there was no general solicitation or advertising in connection with the offer and sale of securities, and the securities were issued with a restrictive legend.

On April 22, 2009, the Company issued an aggregate of 666,000 shares of common stock and five year warrants to purchase an aggregate of 666,000 shares of common stock at an exercise price of $.05 per share to four noteholders in exchange for their agreement to waive the event of default of an aggregate of $333,000 in short term notes which matured December 15, 2008. The maturity dates of the notes were extended to April 30, 2009.

On April 22, 2009, the Company issued 110,000 shares of common stock and a five year warrant to purchase an aggregate 110,000 shares of common stock at an exercise price of $.05 per share to H. John Buckman, a director of the Company  in exchange for his agreement to waive the event of default of a $55,000 note which matured December 15, 2008.  The maturity date of the note was extended to April 30, 2009.

The foregoing securities were issued in reliance upon an exemption from registration under Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended. All of the investors were accredited investors, there was no general solicitation or advertising in connection with the offer or sale of securities, and the shares were issued with a restrictive legend.

On April 30, 2009, the Company had 15,990,738 shares of common stock issued and outstanding.

Item 8.01  Other Events

On April 30, 2009, $388,000 in short term notes issued by the Company to five noteholders matured and are now in default.  In the past, the noteholders have agreed to waive the default and extend the maturity date of the notes in exchange for common stock and warrants. There is no guarantee that the noteholders will agree to waive the default and extend the notes.

The Company has completed development of two functional milk drinks, Phase III “Recovery” and just! ‘Metabolic Health.’ Phase III “Recovery” is a ready to drink (RTD) exercise recovery beverage consisting of ultra filtered milk which is low in fat and lactose free. Just ‘Metabolic Health’ is a fat free ultra filtered chocolate milk drink which targets consumers wanting to improve metabolic health. The beverage contains Nutraceutical Discoveries’ Innutria formulation, a patented blend of ingredients naturally occurring in milk. Both Phase III and just! will launch in the New York Metro area where they will be distributed by Exclusive Beverage Distribution.  The suggested retail price for just! will be US$9.99 per four pack (each beverage packaged in a 227 ml resealable bottle) and US$3.69 per container (packaged in a 429 ml resealable bottle) for Phase III.

Item 9.01  Financial Statements and Exhibits

(d)        Exhibits

10.1      Allonge No.1 to Secured Note issued January 27, 2009
10.2      Subscription Agreement dated March 30, 2009
10.3      Form of Secured Convertible Note
10.4      Form of Class A Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2009

ATTITUDE DRINKS INCORPORATED

By: /s/ Roy G. Warren
Name: Roy G. Warren
Title: Chief Executive Officer

Exhibit Index

10.1      Allonge No. 1 to Secured Note Issued January 27, 2009
10.2      Subscription Agreement dated March 30, 2009
10.3      Form of Secured Convertible Note
10.4      Form of Class A Common Stock Purchase Warrant